BRADY CORPORATION New Segment Format Presented for FY 2006 and 2007 December 3, 2007

New Segment Detail Brady Corporation began reporting in a new segment format for the 1st quarter 2008. The attached pages present Brady Corporations' sales and segment profit for fiscal years 2006 and 2007 into the new segment format. The segment formally reported as Brady Americas is now split into Brady Americas and Direct Marketing Americas & People ID. Results for Europe and Asia-Pacific remain the same as previously reported. The summary financial information contained in this presentation has been derived from the financial statements of Brady Corporation included in Brady Corporation's Form 10-K for the fiscal year ended July 31, 2007 and other periodic reports. This summary information is unaudited and subject to revision. All information should be read in conjunction with the historical financial statements included in Brady Corporation's Form 10-K for the fiscal year ended July 31, 2007 and other periodic reports.

New Segment Detail - Sales

New Segment Detail - Segment Profit